Execution Version
AMENDMENT NO. 4 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of June 1, 2023 (this “Amendment”), is by and among (a) Schneider Receivables Corporation, a Delaware corporation (the “Seller”), (b) Schneider National, Inc., a Wisconsin corporation, as initial Servicer (the “Servicer”), (c) Wells Fargo Bank, N.A., a national banking association (“WFB” or a “Purchaser”), (d) PNC Bank, National Association (“PNC” or a “Purchaser”) and (e) Wells Fargo Bank, N.A., a national banking association, in its capacity as issuer of the Letters of Credit (in such capacity, the “L/C Issuer”) and in its capacity as administrative agent for the Purchasers and the L/C Issuer (in such capacity, together with its successors and assigns, the “Administrative Agent” and, together with the Purchasers and the L/C Issuer, the “Purchaser Parties”).
PRELIMINARY STATEMENT
The parties wish to amend that certain Amended and Restated Receivables Purchase Agreement, dated as of December 17, 2013, as heretofore amended and restated, by and among the Seller, the Servicer and the Purchaser Parties (the “Existing Agreement;” the Existing Agreement as amended hereby, the “Agreement”). Capitalized terms used and not otherwise defined herein have the meanings attributed thereto in the Existing Agreement.
Accordingly, the parties hereby agree as follows:
Section 1. Amendments to the Existing Agreement.
1.1. Deleted Definitions. The following definitions are hereby deleted from the Existing Agreement in their entirety:
“Available Tenor”
“Benchmark Replacement Conforming Changes”
“Early Opt-in Election”
“LIBOR Market Index Rate”
“LMIR”
“Term SOFR Notice”
“Term SOFR Transition Event”
“USD LIBOR”
1.2. Amended and Restated Definitions. The definitions of the defined terms listed below are hereby amended and restated in their entirety to read as follows:
“Alternate Base Rate” means, for each day of determination, a rate per annum equal to the greatest as of such day of (i) the Prime Rate, (ii) one-half of one percent (0.50%) above the Federal Funds Rate in effect on such day, and (iii) the Floor. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.
“Benchmark” means, initially, Adjusted Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 1.11(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
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(1) Adjusted Daily Simple SOFR;
(2) the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Seller as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. Dollar-denominated syndicated credit facilities at such time in the United States and (B) the related Benchmark Replacement Adjustment;
provided that, if such Benchmark Replacement as so determined pursuant to clause (1) or (2) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or
(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3).
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Business Day” means (a) any day on which banks are not authorized or required to close in New York, New York, Atlanta, Georgia, or Green Bay, Wisconsin, and (b) if this definition of “Business Day” is utilized in connection with payments of Yield, such day is also a U.S. Government Securities Business Day.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Seller.
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“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate and (b) the Floor.
“Floor” means 0.00%.
“Prime Rate” means, on any day, the rate of interest announced, from time to time, within WFB at its principal office in San Francisco as its “prime rate” in effect on such day, with the understanding that the “prime rate” is one of WFB’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as WFB may designate; provided that if the Prime Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than the Floor, the Prime Rate shall be deemed to equal the Floor for purposes of this Agreement.
“Reference Time” with respect to any determination of the then-current Benchmark means (1) if such Benchmark is Adjusted Term SOFR, then 5:00 a.m. (Chicago time) on the applicable day of determination, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such determination or (3) if such Benchmark is neither of Adjusted Term SOFR or Adjusted Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“Term SOFR” means, on any day of determination, the Term SOFR Reference Rate for a one-month tenor published by the Term SOFR Administrator on such day; provided, however, that if, as of 5:00 p.m. (New York City time) on such day, the Term SOFR Reference Rate for a one-month tenor has not been published by the Term SOFR Administrator, and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred with respect to the Term SOFR Reference Rate for a one-month tenor, then Term SOFR will be the Term SOFR Reference Rate for a one-month tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to the day of determination. For the avoidance of doubt, Term SOFR shall change when and as the Term SOFR Reference Rate published by the Term SOFR Administrator changes.
“Yield Rate” means a rate per annum equal to:
(a) the then current Benchmark plus the Applicable Margin, or
(b) if Term SOFR is not available to WFB or has been suspended pursuant to Section 1.9 because of a market disruption or illegality that is not related to the planned cessation of Term SOFR (or any rate on which it is based), the sum of Adjusted Daily Simple SOFR plus the Applicable Margin (unless Adjusted Daily Simple SOFR is not available to WFB or has been suspended pursuant to Section 1.9 because of a market disruption or illegality that is not
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related to the planned cessation of Daily Simple SOFR (or any rate on which it is based)), or
(c) if neither Term SOFR nor Daily Simple SOFR is available to WFB or both such rates have been suspended pursuant to Section 1.9 because of a market disruption or illegality that is not related to the planned cessation of Term SOFR or Daily Simple SOFR (or any rate on which such rates are based), the Alternate Base Rate.
1.3.New Defined Terms. The following new defined terms and their definitions are hereby inserted into Exhibit I to the Existing Agreement in their appropriate alphabetical order:
“Adjusted Daily Simple SOFR” means, for purposes of any calculation, the rate per annum equal to the sum of (a) the Daily Simple SOFR, plus (b) the SOFR Adjustment; provided that if Adjusted Daily Simple SOFR as so determined shall ever be less than the Floor, then Adjusted Daily Simple SOFR shall be deemed to be the Floor.
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to the sum of (a) Term SOFR plus (b) the SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Change in Law” means the occurrence after June __, 2023 or, with respect to any Purchaser, such later date on which such Purchaser becomes a party to this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) compliance by any Purchaser, the L/C Issuer or by any funding office or holding company, if any, of such Person, with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Amendment; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Yield, timing of Purchase Notices or prepayment notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent decides
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may be appropriate to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.
“SOFR Adjustment” means a percentage equal to 0.10% per annum.
“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR administered by the Term SOFR Administrator.
1.4.Replacement of Section 1.9. Section 1.9 of the Existing Agreement is hereby deleted in its entirety and replaced with the following three Sections 1.9, 1.10 and 1.11:
Section 1.9. Circumstances Affecting Benchmark Availability; Change in Legality.
(a)Subject to Section 1.11, in connection with any Purchase Notice with respect to an Ownership Interest accruing Yield at a rate based on Adjusted Term SOFR or Adjusted Daily Simple SOFR, if for any reason the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable, with respect to such proposed Purchase on any day and no Benchmark Transition Event has occurred as of such day, the Administrative Agent shall promptly give notice thereof to the Seller. Upon notice thereof by the Administrative Agent to the Seller, any obligation of the Purchasers to purchase Ownership Interests that accrue Yield at a rate based on Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable, and any right of the Seller to request such a Purchase shall be suspended (to the extent of the affected Ownership Interest) until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Seller may, notwithstanding any references contained in Section 1.1 and Section 1.2 of the Agreement to irrevocability of Purchase Notices (which references shall be deemed null and void and of no further effect with respect to the applicable Purchase Notice), revoke any pending Purchase Notice requesting the Purchase of any Ownership Interest accruing Yield at a rate based on Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable.
(b)If, after the date hereof, any Change in Law shall occur that makes it unlawful or impossible for any of the Purchasers (or any of their respective funding offices) to honor its obligations hereunder to make any Purchase of, or to maintain its Percentage interest in, an Ownership Interest accruing Yield at a rate based on Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable, or to determine or charge Yield at a rate based upon Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable, such Purchaser shall promptly give notice thereof to the Administrative Agent and the
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Administrative Agent shall promptly give notice to the Seller and the other Purchasers (an “Illegality Notice”). Thereafter, until each affected Purchaser notifies the Administrative Agent, and the Administrative Agent notifies the Seller that the circumstances giving rise to such determination no longer exist, in accordance with this Section, any obligation of the Purchasers to make or maintain any Purchase of an Ownership Interest accruing Yield at a rate based on Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable shall be suspended. Upon receipt of an Illegality Notice, the Seller shall, if necessary to avoid such illegality, upon demand from any Purchaser (with a copy to the Administrative Agent), at the option of the Seller, prepay all affected Ownership Interests.
Section 1.10. No Warranty. Neither the Administrative Agent nor any Purchaser warrants or accepts any responsibility for, and shall not have any liability with respect to, the administration of, submission of, calculation of or any other matter related to Term SOFR, any rate based thereon, or with respect to any alternative, comparable or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted, will be similar to, or produce the same value or economic equivalence of, the London interbank offered rate of any other replacement benchmark therefor, or have the same volume or liquidity as did the London interbank offered rate or any other replacement benchmark therefor prior to its discontinuance or unavailability.
Section 1.11. Benchmark Replacement Adjustment.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Purchasers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Purchasers comprising the Required Purchasers. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 1.11 will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Seller, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective
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without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Seller and the Purchasers of the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of any Benchmark Replacement.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Seller and the Purchasers of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement; (iii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Purchaser (or group of Purchasers) pursuant to this Section 1.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.11.
1.5.Section 2.6. The first sentence of Section 2.6 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:
At any time (i) while the Aggregate Capital outstanding is less than 10% of the Facility Limit or (ii) the Yield Rate has been determined by reference to the Alternate Base Rate for a continuous period of thirty (30) calendar days, the Seller shall have the right (after providing at least five (5) Business Days' prior written notice to the Purchaser Parties) to repurchase all, but not less than all, of the Ownership Interests.
Section 2. Representations and Warranties. In order to induce the Purchaser Parties to enter into this Amendment, each of the Seller and the Servicer hereby represents and warrants to them, as to itself, as follows: (a) after giving effect to this Amendment, each of the Seller’s and the Servicer’s representations and warranties in the Agreement is true and correct in all material respects on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date, (b) the execution and delivery by each of the Seller and the Servicer of this Amendment and the performance of its obligations under the Agreement as amended hereby are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part, (c) this Amendment has been duly executed and delivered by each of the Seller and the Servicer, (d) the execution and delivery by the Seller and the Servicer of this Amendment and the performance of its obligations under the Agreement as amended hereby do not contravene or violate (i) its Organic Documents, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any material agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (e) this Amendment constitutes the legal, valid and binding obligation of each of the Seller and the Servicer enforceable against such Person in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
Section 3. Conditions Precedent. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of .pdf counterparts hereof, duly executed by each of the parties hereto.
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Section 4. Miscellaneous.
4.1.    CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).
4.2.    CONSENT TO JURISDICTION. EACH OF THE SELLER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY. EACH OF THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 4.2 SHALL AFFECT THE RIGHT OF ANY PERSON TO BRING ANY ACTION OR PROCEEDING AGAINST THE SELLER OR THE SERVICER OR ITS RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
4.3.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
4.4.    Ratification; Binding Effect. Except as expressly amended hereby, the Agreement remains unaltered and in full force and effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).
4.5.    Counterparts; Severability. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Signature Pages Follow]
Schneider A&R RPA Amendment No. 4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

SCHNEIDER RECEIVABLES CORPORATION, as the Seller

By:    /s/ Jonathan G. Johnson
Name: Jonathan G. Johnson
Title: President

SCHNEIDER NATIONAL, INC., as the Servicer

By:    /s/ Stephen L. Bruffett
Name: Stephen L. Bruffett
Title: EVP – Chief Financial Officer

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WELLS FARGO BANK, N.A., individually as a Purchaser,
as L/C Issuer and as Administrative Agent

By:    /s/ Dale Abernathy
Name: Dale Abernathy
Title: Director

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PNC BANK, NATIONAL ASSOCIATION, as a Purchaser

By:    /s/ Henry Chan
Name: Henry Chan
Title: Senior Vice President
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